SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 ______________

                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)          April 22, 1997
                                                 -------------------------------


                        THE VILLAGE GREEN BOOKSTORE, INC.
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               (Exact Name of Registrant as Specified in Charter)


          New York                 0-16007                  16-1181167
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(State or Other Jurisdiction     (Commission             (IRS Employer
     of Incorporation)           File Number)            Identification No.)


1357 Monroe Avenue, Rochester, New York                       14618
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code       (716) 442-1151
                                                   -----------------------------



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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

a) In a Unanimous Written Consent of the Board of Directors dated as of April 1, 1997, the Board of Directors of the Registrant approved the engagement of the accounting firm of Mengel, Metzger, Barr & Co. LLP as independent auditors for the Registrant and its subsidiaries. The audit relationship between the Registrant and its past auditors was terminated as of April 22, 1997.

b) During the two most recent fiscal years and through the date of termination of the audit relationship with Deloitte & Touche LLP there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

c) Deloitte & Touche LLP's report on the financial statements of the Registrant for the fiscal year ended January 28, 1996 noted substantial doubt as to the Registrant's ability to continue as a going concern. The Registrant has advised Deloitte & Touche LLP that this is not the reason for the termination of the audit relationship. Deloitte & Touche LLP's report on the financial statements of the Registrant for the fiscal year ended January 29, 1995 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principals.

d) The Registrant has requested and Deloitte & Touche LLP has furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Registrant in response to this Item 4. The letter from Deloitte & Touche LLP is attached hereto as Exhibit
16. The Registrant delivered a copy of this Current Report on Form 8-K/A to Deloitte & Touche LLP on May 5, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    The Village Green Bookstore, Inc.


Date:  May 5, 1997               By:  /s/ Raymond C. Sparks
                                    --------------------------------------------
                                    Name: Raymond C. Sparks
                                    Title: President and Chief Executive Officer